UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 17, 2005

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of Principal Executive Offices)	70508 (Zip Code)

Commission File Number: 0-019020

Registrant’s telephone number, including area code: (337) 232-7028

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURE

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

LAFAYETTE, LA – February 17, 2005 — PetroQuest Energy, Inc. (NASDAQ: PQUE) announced today net income for the quarter ended December 31, 2004 of $4,999,000 or $0.11 per share, compared to fourth quarter 2003 net income of $2,116,000 or $0.05 per share. Net cash flow provided by operating activities for the fourth quarters of 2004 and 2003 totaled $20,838,000 and $16,295,000, respectively. Net cash flow provided by operating activities before working capital changes for the fourth quarter of 2004 was $16,696,000, as compared to $10,079,000 for the comparable 2003 period. For the year ended December 31, 2004, the Company reported net income of $16,348,000 or $0.35 per share compared to net income of $3,640,000 or $0.08 per share for the year ended December 31, 2003. Net income for the year ended December 31, 2003 includes an after tax gain of $849,000 for the cumulative effect of a change in accounting principle related to the adoption of Statement of Accounting Standards No. 143, “Accounting for Asset Retirement Obligations.” For the years ended December 31, 2004 and 2003, net cash flow provided by operating activities totaled $70,310,000 and $34,190,000, respectively. Net cash flow provided by operating activities before working capital changes was $62,859,000 during 2004, as compared to $32,915,000 for the comparable 2003 period. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Oil and gas sales during the fourth quarter of 2004 increased 75% to $22,511,000 as compared to $12,896,000 in the fourth quarter of 2003. For the year ended December 31, 2004, oil and gas sales increased 77% to $84,595,000 as compared to $47,910,000 in the year ended December 31, 2003. Production for the fourth quarter and year ended December 31, 2004 was 33% and 47% higher, respectively, than production for the comparable periods of 2003. Stated on an Mcfe basis, unit prices received during the fourth quarter and the year ended December 31, 2004 were 31% and 20% higher, respectively, than the prices received during the comparable 2003 periods.

Lease operating expenses for the fourth quarter of 2004 were $1.00 per Mcfe as compared to $0.73 per Mcfe in the fourth quarter of 2003. Increased unit costs were primarily due to hurricane related costs, expensed workovers and the production shut-in at Main Pass 74 Field. However, for the year ended December 31, 2004, lease operating expenses decreased 5% to $0.93 per Mcfe from $0.98 per Mcfe in the comparable period of 2003. In addition, depreciation, depletion and amortization on oil and gas properties for the fourth quarter of 2004 was $2.40 per Mcfe as compared to $2.41 per Mcfe in the fourth quarter of 2003. For the year ended December 31, 2004, depreciation, depletion and amortization on oil and gas properties decreased 11% to $2.46 per Mcfe from $2.76 per Mcfe for the comparable period of 2003.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods and years ended December 31, 2004 and 2003: The following updates guidance for the first quarter of 2005:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Production:
Oil (Bbls)	174,968	160,326	818,405	744,575
Gas (Mcf)	2,501,806	1,708,833	9,305,075	5,192,760
Total Production (Mcfe)	3,551,614	2,670,789	14,215,505	9,660,210
Sales:
Total oil sales	$6,571,982	$4,395,057	$28,896,550	$21,196,246
Total gas sales	$15,938,968	$8,501,110	$55,698,797	$26,713,611
Average sales prices:
(Including hedges)
Oil (per Bbl)	$37.56	$27.41	$35.31	$28.47
Gas (per Mcf)	$6.37	$4.97	$5.99	$5.14
Per Mcfe	$6.34	$4.83	$5.95	$4.96

Guidance for
Description	1st Quarter 2005
Production volumes (MMcfe/d)	40 - 44
Percent gas	65%
Expenses:
Lease operating expenses (per Mcfe)	$1.05 - $1.15
Production taxes (per Mcfe)	$0.11 - $0.12
Depreciation, depletion and amortization (per Mcfe)	$2.30 - $2.40
General and administrative (in millions)	$1.45 - $1.65
Interest expense (in millions)	$0.9 - $1.1
Effective tax rate (all deferred)	35%

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the Nasdaq National Market under the ticker symbol “PQUE.”

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(unaudited)
(Amounts In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues:
Oil and gas sales	$22,511	$12,896	$84,595	$47,910
Interest and other income	86	670	273	778

	22,597	13,566	84,868	48,688

Expenses:
Lease operating expenses	3,568	1,948	13,161	9,449
Production taxes	385	261	1,549	884
Depreciation, depletion and amortization	8,661	6,549	35,435	27,098
General and administrative	1,496	925	6,212	4,444
Accretion of asset retirement obligation	222	237	833	682
Interest expense	849	296	2,817	579
Derivative expense	—	(92)	2	1,071

	15,181	10,124	60,009	44,207

Income from operations	7,416	3,442	24,859	4,481
Income tax expense	2,417	1,326	8,511	1,690

Income before cumulative effect of change in accounting principle	$4,999	$2,116	$16,348	$2,791
Cumulative effect of change in accounting principle	—	—	—	849

Net income	$4,999	$2,116	$16,348	$3,640

Earnings per common share:
Basic Income before cumulative effect of change in accounting principle	$0.11	$0.05	$0.37	$0.06
Cumulative effect of change in accounting principle	—	—	—	0.02

Net income	$0.11	$0.05	$0.37	$0.08

Diluted Income before cumulative effect of change in accounting principle	$0.11	$0.05	$0.35	$0.06
Cumulative effect of change in accounting principle	—	—	—	0.02

Net income	$0.11	$0.05	$0.35	$0.08

Weighted average number of common shares:
Basic	44,685	44,536	44,616	43,661

Diluted	47,023	44,969	46,438	44,181

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net cash flow provided by operating activities	$20,838	$16,295	$70,310	$34,190
Changes in working capital accounts	(4,142)	(6,216)	(7,451)	(1,275)

Net cash flow provided by operating activities before working capital changes	$16,696	$10,079	$62,859	$32,915

Note:	Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: February 17, 2005	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Senior Vice President, General Counsel and Secretary